UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2014

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Air Line Pilots Association (the “ALPA”), as the sole holder of record of one share of Hawaiian Holdings, Inc. (the “Company”) Series D Special Preferred Stock, is entitled, under the Company’s Amended By-laws, to nominate one director to the Company’s Board of Directors.  On February 4, 2014, Brian E. Boyer, the current director designee of the ALPA,  notified the Company that he will resign as a member of the Board of Directors of the Company, effective May 22, 2014.  Such decision to resign did not relate to any disagreement with the Company.

On February 4, 2014, the Company’s Board of Directors appointed Duane Woerth to the Board of Directors, effective May 22, 2014, to fill the vacancy created by Mr. Boyer’s resignation, per the notification from the ALPA of Mr. Woerth’s nomination to serve as the ALPA’s designee upon Mr. Boyer’s resignation.  Mr. Woerth previously served on the Board of Directors of the Company as the designee of the ALPA.

There are no transactions in which Mr. Woerth has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: February 7, 2014	By:	/s/ Hoyt Zia
Name: Hoyt Zia Title: Secretary